UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 17, 2023
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 960-1518
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director
On October 17, 2023, Jenny J. Ming, a member of the Board of Directors (the “Board”) of Affirm Holdings, Inc. (the “Company”), resigned as a member of the Board, effective October 31, 2023. Ms. Ming also informed the Company that her decision was not made because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director
On October 18, 2023, the Board appointed Manolo Sánchez to the Board as a Class II director, effective November 1, 2023, with a term expiring at the Company’s 2025 annual meeting of stockholders. In addition, Mr. Sánchez was appointed as a member of the Audit Committee and Nominating and Governance Committee of the Board.
Mr. Sánchez is an adjunct professor at Jones Graduate School of Business at Rice University and was president and CEO of Compass Bank, Inc., a U.S. subsidiary of Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA“), from 2008 to 2017, during which time he served as director of the American Bankers Association, the Institute of International Bankers and the Greater Houston Partnership. Mr. Sánchez joined BBVA in 1990. Mr. Sánchez was selected to serve on the Company's Board due to his experience in the banking industry, including in risk management, real estate, community, corporate and investment banking. His global insight, as well as his in-depth knowledge of banking and finance, is expected to provide valued expertise to the Company.
For his service on the Company’s Board, Mr. Sánchez will participate in the Company’s previously disclosed compensation program for non-employee directors, pursuant to which he will receive (i) a grant of restricted stock units (“RSUs”) with an aggregate value of $500,000, vesting annually over three years and subject to his continued service as a director, (ii) an annual grant of RSUs with an aggregate value of $200,000, vesting upon the earlier of (x) the date of the Company’s next annual meeting of its stockholders or (y) the first anniversary of the date of grant, and (iii) a $45,000 annual cash retainer (which he may elect to receive in RSUs rather than in cash), for each of (ii) and (iii), as prorated for his partial year of service. He is also entitled to a cash retainer in connection with his service on Board committees.
In connection with his appointment as a director, Mr. Sánchez entered into an indemnity agreement with the Company, a form of which was filed as an exhibit to the registration statement on Form S-1 (File No. 333-250184) filed with the SEC on November 18, 2020. Other than the foregoing, there are no arrangements or understandings between Mr. Sánchez or any other persons pursuant to which Mr. Sánchez was selected as a director, and there are no other transactions involving Mr. Sánchez requiring disclosure under Item 404(a) of Regulation S-K.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2023, the Board approved amendments to the Company’s Amended and Restated Bylaws (the “Amended Bylaws”). The Amended Bylaws implement a majority vote standard in uncontested director elections. At the same time, the Board adopted a resignation policy for incumbent directors who fail to receive sufficient votes under the majority vote standard. Prior to these actions, the election of the Company's directors was subject to a plurality vote standard. Under the Amended Bylaws, a plurality vote standard will continue to apply in contested director elections.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Affirm Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Michael Linford
Name: Michael Linford
Title: Chief Financial Officer

Date: October 20, 2023
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